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                                                                   EXHIBIT 99.1



                              INFOCURE CORPORATION

                DESCRIPTION OF GRAPHIC IMAGE AND AUDIO MATERIAL



         This description of graphic image and audio material is filed pursuant to Rule 304 of Regulation S-T.

         The inside front cover of the Prospectus contains a map of the United States which is color coded to indicate a numerical range of client sites within each state. The color codes represent the following ranges:

         Number of Client Sites             Number of States
         ----------------------             ----------------
                  1-24                            10
                  25-100                          20
                  101-300                         13
                  Over 300                         7

The map also depicts the location of the corporate headquarters of each of the Founding Businesses comprising InfoCure Corporation. Above the map is a photograph of a physician and the following heading: Existing Client Sites Total Over 6,000.

Below the map is the following caption:

         Current Client Site Totals 6,000+
         Serving an Estimated 17,000 Health Care Providers Nationwide

         The inside front cover folds out to reveal two pages which are the reverse of the cover and inside front cover pages. The foldout contains eight photographs and associated text as follows:

 Description of Photographs       Associated Text
 --------------------------       ---------------

 1.       Physician               Clinical Applications
                                  -  Patient Medical History
                                  -  Patient Treatment Planning
                                  -  Hospital Link

 2.       Medical Bill            Financial Applications


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
                                          -  Patient Billing
                                          -  Patient Records
                                          -  Insurance Processing
                                          -  Refund Processing
                                          -  Collection

3.       Medical Files                    Administrative Applications
                                          -  Patient Communication
                                          -  Appointment Scheduling
                                          -  Referral Analysis

4.       Person Working at Computer       Practice Management Applications
                                          -  Management Reporting
                                          -  Report Generator
                                          -  Graphic Analysis
                                          -  Managed Care Analysis

5.       Computer Keyboard                Electronic Data Interchange (EDI)
                                          -  Claims Submission
                                          -  Patient Billing
                                          -  Claims Remittance
                                          -  Eligibility & Referral Authorization
                                          -  Precertification
                                          -  Claims Status
                                          -  Encounter & Payment Approval

6.       Compact Disk Drive               Add-On Software Modules
                                          -  Voice Automated Medical Records
                                          -  Digital Record Keeping(TM)
                                          -  Optical Mark System(R)
                                          -  Laboratory Interface
                                          -  Distributive Processing
                                          -  Advanced Analytical Software Products

7.       Conference Room Meeting          Customer Support & Services
                                          -  Software Maintenance
                                          -  Toll-Free Support Line
                                          -  Product Enhancements
                                          -  Training
                                          -  Custom Development Services

8.       Telephone Operators              [No associated text]